Exhibit 6.11

DENIM.LA, INC.

WRITTEN CONSENT OF THE STOCKHOLDERS

The undersigned holders of outstanding shares of capital stock of Denim.LA, Inc., a Delaware corporation (the “Company”), do hereby consent that the following actions be taken by written consent as authorized by the Bylaws of the Company and Section 228 of the Delaware General Corporation Law:

Amended and Restated Certificate of Incorporation.

RESOLVED, that the amendment and restatement of the Certificate of Incorporation of the Company to authorize 14,481,413 shares of Series A Preferred Stock, and to increase the authorized number of shares of Common Stock to 72,000,000, each with rights and preferences as more fully set forth in the Amended and Restated Certificate of Incorporation in substantially the form attached hereto as Exhibit A, is hereby approved.

Series A Preferred Stock Financing.

WHEREAS, the Board of Directors (the “Board”) has determined that it is in the best interests of the Company and its stockholders to sell and issue up to 14,481,413 shares of its Series A Preferred Stock (the “Stock”), at a purchase price of $0.48 per share pursuant to the terms of the Subscription Agreement (the “Purchase Agreement”), in substantially the form attached hereto as Exhibit B, to the purchasers listed on Exhibit A thereto (the “Purchasers”); and

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, the Company, the Purchasers and certain existing stockholders of the Company (the “Founders”) will enter into an Amended and Restated Investors’ Rights Agreement in substantially the form attached hereto as Exhibit C (the “Rights Agreement”), an Amended and Restated Right of First Refusal and Co-Sale Agreement in substantially the form attached hereto as Exhibit D (the “Co-Sale Agreement”), and an Amended and Restated Voting Agreement in substantially the form attached hereto as Exhibit E (the “Voting Agreement”), pursuant to which, among other things, the Company and the founders will grant to the Purchasers certain registration and other rights, rights of first refusal and other rights.

RESOLVED, that the Purchase Agreement, the Rights Agreement, the Co-Sale Agreement and the Voting Agreement, respectively, together with such changes thereto as any executive officer of the Company may deem necessary and appropriate, and the sale and issuance of the Stock to the Purchasers pursuant to the terms of the Purchase Agreement are hereby approved.

RESOLVED FURTHER, that the purchase price of $0.48 per share of the Stock is hereby approved and deemed to be fair and reasonable to the Company and its stockholders.

Waiver of Preemptive Rights

WHEREAS, pursuant to Section 4 of the Investors’ Rights Agreement, dated as of October 10, 2014 (the “Prior Rights Agreement”), each Major Investor (as defined in the Prior Rights Agreement) has the preemptive right to purchase, at each such Major Investor’s option, up to such Major Investor’s pro rata share of the shares of Stock offered under the Purchase Agreement;

WHEREAS, pursuant to Section 6.6 of the Prior Rights Agreement, provisions of such Prior Rights Agreement may be waived with the written consent of (a) the Company, (b) the Key Holders (as defined in the Prior Rights Agreement) holding a majority of the shares of Registrable Securities (as defined in the Prior Rights Agreement) then held by all of the Key Holders who are then providing services to the Company as officers, employees or consultants (voting collectively as a single class on an as-converted basis), and (c) the holders of a majority of the Registrable Securities then outstanding (voting collectively as a single class on an as-converted basis); and any waiver so effected shall be binding upon the Company and the Major Investors (as defined in the Prior Rights Agreement) whether or not such party, assignee or other stockholder entered into or approved such waiver; and that the observance of any term of the Prior Rights Agreement may not be waived with respect to any Investor (as defined in the Prior Rights Agreement) without the written consent of such Investor (as defined in the Prior Rights Agreement), unless such waiver applies to all Investors (as defined in the Prior Rights Agreement) in the same fashion (it being agreed in the Prior Rights Agreement that a waiver of the provisions of Section 4 of the Prior Rights Agreement, including the preemptive rights therein, with respect to a particular transaction shall be deemed to apply to all Investors (as defined in the Prior Rights Agreement) in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors (as defined in the Prior Rights Agreement) may nonetheless, by agreement with the Company, purchase securities in such transaction);

WHEREAS, the Board has requested that (a) the Key Holders (as defined in the Prior Rights Agreement) holding a majority of the shares of Registrable Securities (as defined in the Prior Rights Agreement) then held by all of the Key Holders who are then providing services to the Company as officers, employees or consultants (voting collectively as a single class on an as-converted basis), and (b) the holders of a majority of the Registrable Securities then outstanding (voting collectively as a single class on an as-converted basis), each agree to waive the preemptive rights of any and all Majority Investors (as defined in the Prior Rights Agreement) with respect to the shares of Stock offered under the Purchase Agreement, it being understood that certain Majority Investors (as defined in the Prior Rights Agreement) may nevertheless purchase shares of the Stock under the Purchase Agreement.

RESOLVED, that the undersigned, to the extent Key Holder or other holder of Registrable Securities (as defined in the Prior Rights Agreement), hereby agrees to waive the preemptive rights of any and all Investors (as defined in the Prior Rights Agreement) under Section 4 of the Prior Rights Agreement, including any notice provisions thereunder, with respect to the sale and issuance of the shares of the Stock, with such waiver to apply to all Investors (as defined in the Prior Rights Agreement) to the extent that they held such preemptive rights; provided, however, that such waiver of the provisions of Section 4 of the Prior Rights Agreement with respect to the sale and issuance of the shares of Stock shall not prevent the Company from selling and issuing certain of the shares of Stock to certain Investors (as defined in the Prior Rights Agreement) in the Company’s discretion.

Increase in 2013 Stock Plan Reserve

WHEREAS, the Company currently maintains the Denim.LA, Inc. 2013 Stock Plan (the “2013 Plan”) in order to provide an incentive to attract, retain and reward eligible personnel performing services for the Company and to motivate such persons to contribute to the growth and profitability of the Company.

WHEREAS, in order to continue to have available a reasonable number of shares to provide such incentives, the Company’s Board of Directors has determined that it is in the best interests of the Company and its stockholders to amend the 2013 Plan to increase the number of shares reserved for issuance thereunder by 3,950,660 shares, from 12,742,395 to an aggregate of 16,693,055 shares (the “Reserve Increase”).

RESOLVED, that the Reserve Increase is hereby adopted, ratified and approved.

Interested Party Disclosure

WHEREAS, pursuant to Section 144 of the Delaware General Corporation Law, no contract or transaction between the Company and any other corporation, partnership, association or other organization in which one or more of the officers or directors of the Company is an officer or director of, or has a financial interest in (any such party is referred to herein individually as an “Interested Party,” or collectively as the “Interested Parties,” and any such contract or transaction is referred to herein as an “Interested Party Transaction”), shall be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors which authorized the Interested Party Transaction or solely because the vote of any such director is counted for such purpose, if: (i) the material facts as to the relationship or interest and as to the contract are disclosed or are known to the Board of Directors, and the Board of Directors in good faith authorizes the contract or transaction by affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, (ii) the material facts as to the relationship or interest and as to the contract are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, or (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Board of Directors or the stockholders;

WHEREAS, the Board is aware that each of Corey Epstein Mark Lynn will become a party to each of the Rights Agreement, Co-Sale Agreement and Voting Agreement in connection with the sale of the Stock;

WHEREAS, accordingly Corey Epstein and Mark Lynn may be deemed to be an “Interested Party” with respect to such transactions and the related transactions described herein; and

WHEREAS, each of the undersigned is aware of the material facts of the relationships and/or interests of the Interested Parties with and in the Company, and has had an adequate opportunity to ask questions regarding, and investigate the nature of such relationships and interests as they relate to the transactions described herein.

RESOLVED, each of the undersigned has determined, taking into account the above referenced relationships, that the terms and conditions of the transactions described in the agreements and documents listed above are just and equitable and fair as to the Company and the same are hereby approved.

Enabling Resolutions

RESOLVED, that the Company may, by virtue of these resolutions, take such actions as it deems necessary in order to accomplish the full intent of the foregoing resolutions.

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This written consent of stockholders shall be filed with the minutes of the proceedings of the Board of Directors and stockholders.

This written consent of stockholders may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

INDIVIDUAL STOCKHOLDER

/s/ Corey Epstein	Date: __June 3_____, 2016
Signature (exactly as appears on certificate)

Corey Epstein
Name Printed

ENTITY STOCKHOLDER

Name of Entity Stockholder (exactly as appears on certificate)

By:	Date: _________________, 2016
Authorized Signature

Name Printed

Title

This written consent of stockholders shall be filed with the minutes of the proceedings of the Board of Directors and stockholders.

This written consent of stockholders may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

INDIVIDUAL STOCKHOLDER

/s/ Mark T. Lynn	Date: __June 3_____, 2016
Signature (exactly as appears on certificate)

Mark T. Lynn
Name Printed

ENTITY STOCKHOLDER

Name of Entity Stockholder (exactly as appears on certificate)

By:	Date: _________________, 2016
Authorized Signature

Name Printed

Title